UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

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Hilton Hotels Corporation
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HILTON ANALYST/INVESTOR CALL PREPARED REMARKS

10 a.m. P.T. July 5

ATISH SHAH, VP INVESTOR RELATIONS:

THANK YOU OPERATOR.  GOOD MORNING AND THANK YOU FOR JOINING US  TO DISCUSS THE ACQUISITION OF THE COMPANY BY BLACKSTONE’S FUNDS.

HERE WITH ME IN BEVERLY HILLS TODAY ARE STEVE BOLLENBACH, MATT HART, AND BOB LA FORGIA.  IN TERMS OF THE FORMAT FOR THIS CALL, STEVE IS GOING TO MAKE SOME REMARKS AND THEN WE ARE GOING TO TAKE A FEW QUESTIONS.

BEFORE WE GET STARTED, NOTE THAT THE PROPOSED TRANSACTION DESCRIBED IN THIS CALL AND TUESDAY’S PRESS RELEASE IS SUBJECT TO SATISFACTION OF CONDITIONS IN THE MERGER AGREEMENT.  THERE IS NO ASSURANCE THAT THE TRANSACTION WILL CLOSE.

IN CONNECTION WITH THE PROPOSED TRANSACTION, THE COMPANY INTENDS TO FILE A PROXY STATEMENT WITH THE SEC.  STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT (AND ALL AMENDMENTS AND SUPPLEMENTS TO IT) AND OTHER MATERIALS THAT THE COMPANY MAY FILE WITH THE SEC WHEN THEY BECOME AVAILABLE IN THEIR ENTIRETY, BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED

TRANSACTION.  THE FINAL PROXY STATEMENT WILL BE MAILED TO THE COMPANY’S STOCKHOLDERS.  STOCKHOLDERS WILL BE ABLE TO OBTAIN FREE COPIES OF THE FINAL PROXY STATEMENT, AS WELL AS THE COMPANY’S OTHER FILINGS, WITHOUT CHARGE, AT THE SEC’S WEB SITE (WWW.SEC.GOV) WHEN THEY BECOME AVAILABLE. COPIES OF THE FILINGS MAY ALSO BE OBTAINED WITHOUT CHARGE FROM THE COMPANY BY DIRECTING A REQUEST TO ME:  HILTON HOTELS CORPORATION, 9336 CIVIC CENTER DRIVE, BEVERLY HILLS, CA, 90210, ATTENTION:  ATISH SHAH, INVESTOR RELATIONS.  TEL NUMBER IS 310-205-8664, MY EMAIL ADDRESS ATISH_SHAH@HILTON.COM

THE COMPANY’S DIRECTORS, EXECUTIVE OFFICERS AND OTHER MEMBERS OF MANAGEMENT AND EMPLOYEES MAY BE DEEMED TO BE PARTICIPANTS IN THE SOLICITATION OF PROXIES FROM STOCKHOLDERS IN RESPECT OF THE PROPOSED TRANSACTION.  INFORMATION REGARDING THE COMPANY’S DIRECTORS AND EXECUTIVE OFFICERS IS AVAILABLE IN THE COMPANY’S 2006 ANNUAL REPORT ON FORM 10-K, FILED WITH THE SEC ON FEBRUARY 28, 2007 AND THE COMPANY’S PROXY STATEMENT FOR ITS 2007 ANNUAL MEETING OF STOCKHOLDERS, FILED WITH THE SEC ON APRIL 12, 2007.  ADDITIONAL INFORMATION REGARDING THE INTERESTS OF SUCH POTENTIAL PARTICIPANTS WILL BE INCLUDED IN THE PROXY STATEMENT AND THE OTHER RELEVANT DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE.

THIS CALL IS BEING WEBCAST ON HILTONWORLDWIDE.COM.   CLICK ON THE IR LINK, AND THEN CLICK ON THE CONFERENCE CALL LINK.  A TELEPHONE REPLAY OF THIS CALL WILL BE AVAILABLE UNTIL JULY 12TH.  TO ACCESS THE REPLAY, DIAL 888-286-8010 IN THE US  OR 617-801-6888 IF OVERSEAS.  THE PASSCODE IS 13299515.  ADDITIONALLY, A REPLAY WILL BE ARCHIVED INDEFINITELY ON HILTONWORLDWIDE.COM.*

STEVE BOLLENBACH, CO-CHAIRMAN & CEO:

THANKS FOR JOINING US TODAY —  WE’RE DELIGHTED TO BE TALKING TO YOU ABOUT THE ACQUISITION OF THE COMPANY BY THE BLACKSTONE GROUP’S FUNDS AT AN EXCELLENT PRICE.  OUR PRIORITY HAS ALWAYS BEEN TO MAXIMIZE SHAREHOLDER VALUE AND THIS TRANSACTION DOES EXACTLY THAT.

THE KEY POINTS ON THE TRANSACTION ARE AS FOLLOWS:

•                  $47.50 PRICE PER SHARE, WHICH REPRESENTS A 40% PREMIUM TO MONDAY’S CLOSING PRICE.

•                  APPROXIMATELY $26 BILLION TOTAL CONSIDERATION INCLUDING ASSUMPTION OF DEBT

•                  ALL-CASH DEAL WITH CLOSING EXPECTED IN 4Q

•                  DEBT COMMITMENTS ARE ALREADY IN PLACE, AND THERE IS NO CONTINGENCY FOR RECEIPT OF FINANCING

*                    Due to technical difficulties, a webcast, transcript and telephone replay of the call will not be available.

•                  AND FINALLY, WE EXPECT TO PAY OUR REGULAR QUARTERLY DIVIDEND UNTIL CLOSING.

•                  MORE DETAILS ARE IN THE 8-K THAT WE FILED TODAY

WE THINK THE PRICING ON THIS DEAL MAXIMIZES SHAREHOLDER VALUE.  IT IS STRONG COMPARED TO OTHER DEALS.  FROM A SHAREHOLDER RETURN PERSPECTIVE, OVER THE LAST FIVE YEARS, WHEN YOU INCLUDE THIS DEAL, OUR ANNUAL RETURN IS 29% VS. 12% FOR THE S&P 500.  WE HAVE OUTPERFORMED OUR PEER INDEX AS WELL.

IN ADDITION TO THE VALUATION AND TERMS, BLACKSTONE IS A GREAT  BUYER BECAUSE THEY ARE A SOPHISTICATED REAL ESTATE PLAYER WITH A LONG-ESTABLISHED TRACK RECORD AND A HISTORY OF SUCCESSFUL TRANSACTIONS.  SPECIFICALLY IN TERMS OF LODGING, THEY ARE CURRENTLY A LARGE OWNER OF HOTELS AND BRANDS, WITH OVER 100,000 ROOMS IN THE US AND EUROPE, RANGING FROM MIDSCALE TO LUXURY, IN BRANDS SUCH AS LA QUINTA AND LXR LUXURY RESORTS AND HOTELS.

THEY ARE BUYING US BECAUSE THEY LIKE OUR POSITION IN THE INDUSTRY, OUR NINE GREAT BRANDS, OUR HIGH QUALITY OWNED PORTFOLIO, AND OUR GLOBAL PLATFORM.  THEY LIKE OUR EXPERIENCED MANAGEMENT TEAM AND OUR WORLDWIDE WORKFORCE.  ADDITIONALLY, THEY HAVE BUSINESSES THAT COMPLEMENT OURS QUITE WELL.

TO WRAP UP, WE HAVE ALWAYS BEEN FOCUSED ON  CREATING VALUE FOR OUR SHAREHOLDERS.  THIS TRANSACTION PROVIDES A COMPELLING VALUE TO OUR SHAREHOLDERS.

WE ARE PROUD TO HAVE BEEN A PUBLIC COMPANY FOR OVER SIXTY YEARS AND WE THANK ANALYSTS AND INVESTORS FOR THEIR SUPPORT OVER THE YEARS.

WITH THAT, WE’LL TAKE QUESTIONS.

Q&A PERIOD

ATISH SHAH, VP INVESTOR RELATIONS:

THANKS OPERATOR.  WE APPRECIATE EVERYONE JOINING US THIS AFTERNOON.  WE WILL BE TALKING TO YOU ON JULY 31ST WHEN WE REPORT THE SECOND QUARTER.  UNTIL THEN HAVE A GREAT JULY.